Exhibit 10.22

OPTION GRANT NOTICE AND AGREEMENT

Holley Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Options (the “Options”) set forth below, each Option representing the right to purchase one share of Stock at the applicable Exercise Price (set forth below), subject to adjustment as provided in the Plan. The Options are subject to all of the terms and conditions set forth in this Option Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[●]

Date of Grant:	[●], 20[●]

Vesting Commencement Date	[●], 20[●]

Number of Options:	[●]

Exercise Price:	$[●]

Expiration Date:	The tenth (10th) anniversary of the Date of Grant

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	[●]

Exercise of Options:	To exercise vested Options, Holder (or his, her or its authorized representative) must give written notice to the Company, using the form of Option Exercise Notice as proscribed by the Committee, stating the number of Options which he, she or it intends to exercise. The Company will issue the shares of Stock with respect to which the Options are exercised upon payment of the shares of Stock acquired in accordance with Section 5(d) of the Plan, which Section 5(d) is incorporated herein by reference and made a part hereof.

Upon exercise of Options, Holder will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan. In addition, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the withholding tax obligation relating to Holder’s exercise by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Holder by the Company or any Affiliate; (ii) causing Holder to tender a cash payment; (iii) permitting or requiring Holder to enter into a “same day sale” commitment, whereby withholding taxes may be satisfied with a portion of the shares of Stock to be delivered in connection with Holder’s exercise by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell a portion of the shares of Stock and to deliver all or part of the sale proceeds to the Company and/or its Affiliates in payment of the amount necessary to satisfy the withholding tax obligation; (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to Holder in connection with the Option with a Fair Market Value (measured as of the date of exercise) equal to the amount of such withholding taxes; provided, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Committee; or (v) such other arrangements as are satisfactory to the Committee.

Termination:	Section 5(f) of the Plan regarding treatment of Options upon Termination is incorporated herein by reference and made a part hereof. In the event of Holder’s Termination for any reason, all unvested Options shall be cancelled and forfeited as of the date of such Termination for no consideration.

No Rights as a Stockholder:	Neither the Options nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of any exercised Options have been issued in settlement thereof.

Transfer Restrictions:	Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Options before they vest and are exercised, and any attempt to sell, transfer, pledge, or otherwise encumber the Options in violation of the foregoing shall be null and void.

Restrictive Covenants:	Confidential Information. Holder acknowledges and agrees that the information, observations and data obtained by Holder while employed by the Company or its Affiliates (or by the Person(s) which operated the Company’s business prior to the acquisition thereof by the Company and its Affiliates, if applicable) concerning the business or affairs of the Company or any of its Affiliates (“Confidential Information”) shall be the property of the Company or such Affiliate. Therefore, Holder agrees that Holder shall not disclose to any unauthorized Person or use for Holder’s own purposes any Confidential Information without the prior written consent of the Committee, unless and to the extent that (i) such information becomes generally known to and available for use by the public other than as a result of Holder’s acts or omissions, or (ii) such information is required to be disclosed by law, court order or other legal process; provided, in the case of clause (ii) above, that Holder shall provide the Company with prior notice of the contemplated disclosure of such Confidential Information and cooperate with the Company, at the Company’s expense, in seeking a protective order or other appropriate protection of such Confidential Information; provided, further, in the case of clause (ii) above, that Holder shall only disclose such Confidential Information that is explicitly required by applicable law, court order or other legal process, as determined by legal counsel, at the Company’s expense. Holder shall deliver to the Company on the date of any Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Affiliate which Holder may then possess or have under Holder’s control.

Nothing in this Award Agreement is intended to conflict with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Exchange Act or U.S. Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (the “Act”). Accordingly, notwithstanding anything to the contrary herein, nothing in this Award Agreement shall prohibit the Holder from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) truthfully responding to or complying with a subpoena, court order, or other legal process, or (C) exercising any rights Holder may have under applicable labor laws to engage in concerted activity with other employees.

Under the Act, persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure. Holder acknowledges that Holder has hereby received adequate notice of this immunity, such that the Company and its Affiliates are entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees. Nothing in this Award Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act.

Inventions, Etc. Holder agrees that all inventions, innovations, improvements, developments, methods, techniques, processes, algorithms, data, databases, designs, analyses, drawings, reports, and all similar or related information, all software, copyrights, and other works of authorship, all other intellectual property or proprietary rights (including any patents, registrations or similar rights that may issue from the foregoing), and all tangible embodiments of any of the foregoing (in any form or medium, whether now known or hereafter existing), which relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed, contributed to or made by Holder while employed by the Company or its Affiliates (or by the Person(s) which operated the Company’s business prior to the acquisition thereof by the Company and its subsidiaries, if applicable) (collectively, “Work Product”), belong to and are the property of the Company or such Affiliate, as applicable, and Holder hereby assigns to the Company or such Affiliate, as applicable, any right, title and interest Holder may have in and to the Work Product, free and clear of any claims for compensation or restrictions on the use or ownership thereof. Holder will promptly disclose such Work Product to the Committee and perform all actions reasonably requested by the Committee (whether before or after the Holder’s Termination) to establish, record, perfect and otherwise confirm such ownership, and protect, maintain and enforce the Company’s and the Affiliate’s rights in such Work Product (including, without limitation, by executing assignments, consents, powers of attorney, and other instruments and providing affidavits and testifying in any proceeding).

Non-Compete, Non-Solicitation. Holder acknowledges that during Holder’s employment with the Company, Holder has and will become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and its Affiliates and that Holder’s services will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, and in further consideration of the Options to be granted to Holder hereunder, Holder agrees to the covenants set forth in this section and acknowledges that (i) the covenants set forth herein are reasonably limited in time and in all other respects, (ii) the covenants set forth herein are reasonably necessary for the protection of the Company, and (iii) the covenants set forth herein have been made in order to induce the Company to enter into this Award Agreement and the Company would not have entered into this Award Agreement but for Holder’s agreement to such covenants.

Holder agrees that, during the period commencing on the date hereof and ending on the two year anniversary of Holder’s Termination (the “Restricted Period”), Holder shall not directly or indirectly own any interest in, manage, control, engage in, participate in, consult with, contribute to or render services for (as an officer, director, employee or in any other regard), any Person that is in any business which competes with any business that the Company and/or its Affiliates conducts or has specific plans to conduct at the time of Holder’s Termination anywhere in the world; provided that, nothing herein shall prohibit Holder from being a passive owner of less than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Holder has no active participation in the business of such corporation.

During the Restricted Period, Holder shall not directly, or indirectly through another entity, (i) solicit or induce or attempt to solicit or induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate at any time from 6 months prior to the date hereof through the Holder’s Termination, (iii) make any statement or do any act intended to cause existing or potential customers of the Company or any Affiliate to make use of the services or purchase the products of any competitive business or (iv) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate to cease doing business with, or materially and adversely change the terms of its business with, the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any Affiliate.

If the Committee determines in good faith that Holder has breached or threatened to breach any of the covenants contained herein, or any restrictive covenant contained in an employment agreement or other agreement between Holder and any of the Company or any of its Affiliates, to the extent permitted by applicable law:

(a)   any unvested or vested but unexercised portion of the Options shall be immediately forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Award Agreement or the Plan, and Holder shall deliver to the Company (or take all steps necessary to effectuate the delivery of), no later than five (5) days following such determination, any shares of Stock issued upon the exercise of Holder’s Options and any proceeds resulting from the sale or other disposition (including to the Company) of shares of Stock issued upon exercise of the Holder’s Options; and

(b)   Holder hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Each of the Company’s Affiliates not party to this Award Agreement is intended to be third-party beneficiaries of the provisions of the restrictive covenants set forth herein, and such provisions may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to each such entity hereunder.

It is expressly understood and agreed that, if a final judicial determination is made by a court having jurisdiction (without regard to any ability to appeal or whether an appeal is in fact taken, during the pendency of that appeal) that the time or territory restrictions or any other provision herein related to the restrictive covenants is an unreasonable or otherwise unenforceable restriction against Holder, the provisions herein related to the restrictive covenants shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

Holder acknowledges and agrees that the provisions herein related to the restrictive covenants shall continue to apply following Holder’s Termination, regardless of the reason for such Termination.

Clawback Policy; Share Ownership Guidelines:

The Options (and any compensation paid or shares issued in respect of the Options) are subject to (i) any share ownership guidelines to which the Holder may be subject, and (ii) recoupment in accordance with the Company’s clawback policy, if applicable, The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any other clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

Additional Terms:	Options shall be subject to the following additional terms:

•   Options shall be exercisable in whole shares of Stock only.

•   Each Option shall cease to be exercisable as to any share of Stock when Holder purchases the share of Stock or when the Option otherwise expires or is forfeited.

•   Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•   Holder shall be the record owner of the shares of Stock issued in respect of the Options, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Options.

•   This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

•   This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•   Holder and the Company acknowledge that the Options are intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the Fair Market Value per share of Stock on the Date of Grant. Holder acknowledges that there is no guarantee that the Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Committee, the Company’s officers or employees in the event that the Internal Revenue Service or any other person, entity or agency asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

•   Holder agrees that the Company may deliver by email all documents relating to the Plan or the Options (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

•   This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its Affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

HOLLEY INC.	HOLDER

By:
Signature	Signature

Title:	Print Name:

Date:	Date:

[Signature page to Option Grant Notice and Agreement]